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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statements of Burlington Resources Inc. (the "Company") on Form S-8 (Registration Nos. 333-91247, 333-95071, 333-52324, 33-22493, 33-25807, 33-26024, as amended in
Registration No. 2-97533, 33-33626, 33-46518, 33-53973, 333-02029, 333-32603,
333-40565 and 333-60081) and on Form S-3 (Registration Nos. 33-54477, 333-24999,
333-52213, 333-83163, 333-89899, and 333-36032) of our report dated March 3,
2000, except for Note 14 as to which the date is August 7, 2000 and Note 15 as to which the date is January 31, 2001, on our audits of the consolidated financial statements of the Company as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in the Company's Annual Report on Form 10-K/A No. 3 for the year ended December 31, 1999.



/s/ PRICEWATERHOUSECOOPERS LLP



Houston, Texas


February 1, 2001